Exhibit 6

Next Decade Investments Limited

c/o Mr. Tianquan Mo

8th Floor, Tower 3, Xihuan Plaza

No. 1 Xizhimenwai Avenue

Xicheng District, Beijing 100044

PRC

Amendment to Call Option Agreement

Dear Sirs:

Reference is made to the Call Option Agreement, dated August 13, 2010 (the “Call Option Agreement”), among Hunt 7-A Guernsey L.P. Inc, Hunt 7-B Guernsey L.P. Inc and Hunt 6-A Guernsey L.P. Inc. and Next Decade Investments Limited. Capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Call Option Agreement.

The Grantor and the Optionee hereby agree that the definition of the term “Option Period” is hereby amended and restated in its entirety as follows:

“‘Option Period’ means the period starting on the Effective Date and ending on December 17, 2012, unless this Agreement is terminated earlier pursuant to Section 4.1.”

Except as expressly amended by this letter agreement, the Call Option Agreement shall remain unamended and in full force and effect.

This letter agreement may be signed in two counterparts, both of which shall be an original, with the same effect as if the signatures were upon the same instrument.

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Sincerely yours,

HUNT 7-A GUERNSEY L.P. INC
By: HUNT 7-A GP LIMITED, its general partner

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director

HUNT 7-B GUERNSEY L.P. INC
By: HUNT 7-A GP LIMITED, its general partner

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director

HUNT 6-A GUERNSEY L.P. INC
By: HUNT 6-A GP LIMITED, its general partner

By:	/s/ A W Guille
Name:	A W Guille
Title:	Director

Accepted and Agreed:

Next Decade Investments Limited

By:	/s/ Jing Cao
	Name:	Jing Cao
	Title:	Director

[Signature Page]